                                                                    EXHIBIT 4.05

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (I) ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER TERMS CONTAINED IN A SUBSCRIPTION AGREEMENT DATED MARCH 4, 1999, BETWEEN THE COMPANY AND THE HOLDER OF THIS WARRANT (A COPY OF WHICH IS AVAILABLE WITHOUT CHARGE FROM THE COMPANY), AND (II) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES EVIDENCED BY THIS CERTIFICATE, FILED AND MADE EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND SUCH APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.


                                 DSL.NET, INC.


                                     No. 4

               Warrant to Subscribe for Series A Preferred Stock

                              STOCK SUBSCRIPTION
                                    WARRANT

                                 March 4, 1999

                        Not Transferable or Exercisable
                        -------------------------------
                    Except Upon Conditions Herein Specified
                    ---------------------------------------

     THIS CERTIFIES that, for value received, Comdisco, Inc., a Delaware corporation (the "Subscriber") with an address at 6111 North River Road, Rosemont, Illinois, 60018, is entitled to subscribe for and purchase from DSL.NET, INC., a Delaware corporation (the "Company"), that number of shares (such number subject to adjustment from time to time as hereinafter provided) of Series A Preferred Stock, $0.001 par value per share ("Warrant Stock"), of the Company equal to ONE HUNDRED THOUSAND and 00/100 Dollars ($100,000) divided by the Warrant Price. The Warrant Price shall equal the Last Round Price plus the product of (a) the difference between the Next Round Price and the Last Round Price, multiplied by (b) the fraction resulting from dividing (x) the number of days from the Last Round Closing Date to the date hereof, by (y) the number of days from the Last Round Closing Date to the date of the closing of the Next Round. The Warrant Price is subject to adjustment as provided in Section 4 hereof. For purposes of this paragraph, "Last Round Price" shall mean $1.00 per share; "Last Round Closing Date" shall mean January 8, 1999; "Next Round" shall mean the sale by the Company after the date hereof of preferred stock having an aggregate cash purchase price of $1,000,000 or more, not including sales or issuances upon the exercise of options, warrants or convertible securities; and "Next Round Price" shall mean the price per share of preferred stock issued in the Next Round. This Warrant shall be exercisable at any time or from time to time during the period beginning on the date of the closing of the Next Round and ending on the first to occur of (i) March 4, 2006, and (ii) three (3) years from the date on which the Company consummates an initial public offering of its capital stock registered under the Securities Act of 1933, as amended (the "Term of this Warrant").

     This Warrant remains subject to the terms and provisions of the Subscription Agreement, dated March 4, 1999 (the "Subscription Agreement"), between the Company and the Subscriber.

     SECTION 1.  Exercise of Warrant.  The rights represented by this Warrant
                 -------------------
may be exercised by the holder hereof, in whole at any time or in part from time to time during the Term of this Warrant, but not as to a fractional share of Warrant Stock, by the surrender of this Warrant (properly endorsed) and the form of Subscription attached hereto at the office of the Company, at 545 Long Wharf Drive, New Haven, Connecticut 06511 (or at such other agency or office of the Company in the United States of America as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company), and by payment to the Company of the Warrant Price in cash or by certified or cashier's check or wire transfer for each share being purchased.

     In lieu of exercising this Warrant as permitted in the preceding sentence, the Subscriber may elect to exercise this Warrant or a portion hereof by way of cashless exercise by surrendering this Warrant (properly endorsed) and the form of Subscription attached hereto at the office of the Company, in which event the Company shall issue to the Subscriber that number of shares of Warrant Stock computed using the following formula:

                     X = Y (A-B)
                         -------
                           A

Where:

     X equals the number of shares of Preferred Stock to be issued to the Subscriber;

     Y equals the number of shares of Warrant Stock purchasable under the Warrant;

     A equals the fair market value of one share of the Warrant Stock; and

     B equals the Warrant Price (as adjusted to the date of such calculations).

For purposes of this Paragraph 5, the fair market value of Warrant Stock shall mean the average closing bid and asked prices of the Warrant Stock quoted in the over-the-counter market in which the Warrant Stock is traded or the closing price quoted on any exchange on which the Warrant Stock is listed, whichever is applicable, as published in the New York Edition of The Wall Street Journal for
                                                    -----------------------
the ten (10) trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). If the Warrant Stock is not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per share that the Company could obtain from a willing buyer for shares of Warrant Stock sold by the Company from authorized but unissued shares, as such prices shall be determined in good faith by the Company's Board of Directors.

     In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Warrant Stock so purchased, registered in the name of the holder, shall be delivered to the holder hereof within a reasonable time, not exceeding twenty-one days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time. The person in whose name any certificate for shares of Warrant Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was paid, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. The Company shall pay any issue tax imposed on exercise of this Warrant for Warrant Stock, provided, however, that the Subscriber shall be required to pay
               --------  -------
any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Subscriber as reflected upon the books of the Company.

     Notwithstanding the foregoing or anything to the contrary herein, this Warrant may be exercised only upon the delivery to the Company of any certificates, legal opinions (if the Company's legal counsel advises it that such opinion is necessary, which opinion may be delivered by either inside or outside counsel to the Subscriber), or other documents reasonably requested by the Company or its counsel to satisfy the Company and its counsel that the proposed exercise of this Warrant may be effected without registration under the Securities Act of 1933, as amended (the "1933 Act"). The Subscriber shall not be entitled to exercise this Warrant, or any part hereof, unless and until such certificates, legal opinions or other documents are reasonably acceptable to the Company and its counsel; provided, however, that if the Subscriber provides acceptable certificates, legal opinions or other documents pursuant to the Company's request, the exercise of the Warrant shall be deemed effective as of the date that the Subscriber surrendered the Warrant for exercise in accordance with the provisions of this Section 1.

     SECTION 2.  Covenants as to Warrant Stock.  The Company covenants and
                 -----------------------------
agrees that all shares of Warrant Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Warrant Stock to provide for the exercise of the rights represented by this Warrant. The Company further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant require registration with or approval of any governmental authority under any Federal or

State law (other than Federal or State securities laws) before such shares may be validly issued or delivered upon exercise, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Warrant Stock issuable upon the exercise of this Warrant is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Warrant Stock issuable upon exercise of this Warrant.

     The Company shall maintain a registry showing the name and address of the registered holder of this Warrant.

     At such time as the Company is subject to the reporting obligations of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at the written request of the Subscriber, who proposes to sell Warrant Stock upon the exercise of the Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission, the Company shall furnish to the Subscriber within ten days after receipt of such request, a written statement as to its compliance with the reporting requirements of the Securities and Exchange Commission under Section 13 or Section 15(d) of the Exchange Act.

     SECTION 3.  Adjustment of Number of Shares.  Upon each adjustment of the
                 ------------------------------
Warrant Price as provided in Section 4, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

     SECTION 4.  Adjustment of Warrant Price.  The Warrant Price and the
                 ---------------------------
securities purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

     (i) If, at any time during the Term of this Warrant, the number of shares of Warrant Stock outstanding is increased by a stock dividend or any other pro rata distribution without consideration to the holders of Warrant Stock (except a distribution specifically provided for in Section 4(iii)) payable in shares of Warrant Stock or by a subdivision or split-up of shares of Warrant Stock, then, following the record date fixed for the determination of holders of Warrant Stock entitled to receive such stock dividend, distribution, subdivision or split-up, the Warrant Price shall be appropriately decreased so that the number of shares of Warrant Stock issuable upon the exercise hereof shall be increased in proportion to such increase in outstanding shares.

     (ii) If, at any time during the Term of this Warrant, the number of shares of Warrant Stock outstanding is decreased by a combination of the outstanding shares of Warrant Stock, then, following the record date for such combination, the Warrant Price shall appropriately increase so that the number of shares of Warrant Stock issuable upon the exercise hereof shall be decreased in proportion to such decrease in outstanding shares.

    (iii) In case, at any time during the Term of this Warrant, of any capital reorganization, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), the consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any change in the Warrant Stock), or the sale of all or substantially all the properties and assets of the Company as an entity to any other corporation, then this Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which such holder would have been entitled if he had held the Warrant Stock issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made (consistent with the rights of the Company's other security holders) in the application of the provisions of this Warrant with respect to the rights and interests of the Subscriber after such reorganization, reclassification, consolidation, merger or sale to the end that the provisions of this Warrant (including adjustments to the Warrant Price and the number of shares of Warrant Stock purchasable) shall be applicable to the greatest extent possible.

     (iv)   Whenever the Warrant Price shall be adjusted as provided in this
            Section 4, the Company shall prepare a statement showing the facts requiring such adjustment and the Warrant Price that shall be in effect after such adjustment. The Company shall cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of this Warrant at his address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of the notice required to be mailed under the provisions of subsection (vi) of this Section 4.

     (v) Adjustments made pursuant to clauses (i) and (ii) above shall be made on the date such dividend, subdivision, split-up, combination or distribution, as the case may be, is made, and shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to such dividend, subdivision, split-up, combination or distribution.

     (vi) In the event the Company shall propose to take any action of the types described in clauses (i), (ii) or (iii) of this Section 4, the Company shall forward, at the same time and in the same manner, to the holder of this Warrant such notice, if any, which the Company shall give to the holders of capital stock of the Company.

            Each such written notice shall set forth, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of the adjustment, (iii) the method by which such adjustment was calculated, (iv) the Warrant Price, and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Subscriber, at the address shown in the Company's records. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

     (vii) In any case in which the provision of this Section 4 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the holder of all or any part of this Warrant which is exercised after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such exercise before giving effect to such adjustment exercise; provided,
                                                                       --------
            however, that the Company shall deliver to such holder a due bill or
            -------
            other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (viii) The sale or other disposition of any Warrant Stock theretofore held in the treasury of the Company shall be deemed to be an issuance thereof.

     (ix) Additional antidilution rights applicable to the Warrant Stock purchasable hereunder are as set forth in the Company's Certificate of Incorporation, as amended and restated from time to time.

     SECTION 5.  Conversion of Preferred Stock.  At such time as there are no
                 -----------------------------
outstanding shares of Warrant Stock (due to conversion into Common Stock, par value $.001 per share, of the Company ("Common Stock"), or otherwise), this Warrant, without any action of the Company, shall automatically be converted into a warrant to purchase such number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion of the shares of Warrant Stock for which this Warrant could have been exercised immediately prior to the time that the Warrant Stock ceased to be outstanding (after appropriate adjustments to the Warrant Price, if any, such that the aggregate Warrant Price remains unchanged). Thereafter, all references to (i) "Warrant Stock" shall mean "Common Stock", and (ii) "Warrant Shares" shall refer to shares of "Common Stock" rather than shares of "Warrant Stock." Notwithstanding any provisions herein to the contrary, the Company agrees and covenants to make and deliver as soon as practicable upon the occurrence of such conversion, in place of this Warrant, a new Warrant of like tenor and representing the right to purchase the number of shares of Common Stock into which this Warrant will then be exercisable; provided, however, that the Company shall not be required to issue
             --------  -------
a new Warrant if this Warrant has been exercised or expired.

     SECTION 6.  No Stockholder Rights.  Except as specifically provided for in
                 ---------------------
this Warrant, this Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

     SECTION 7.  Transfer of Warrant.  Subject to the provisions of the
                 -------------------
Subscription Agreement, this Warrant and all rights hereunder are transferable. Such transfer may be made, in whole or in part, only upon the prior written consent of the Company, which consent shall not be unreasonably withheld, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed; provided, however, that any transferee of this Warrant or any part hereof, shall agree in writing in advance with the Company to be bound by and comply with all applicable provisions of the Subscription Agreement. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed, in blank, and accompanied by the form of Assignment attached hereto, shall be deemed negotiable, and when so endorsed the holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner hereof for all purposes.

     In no event will the Subscriber make a disposition of any of its rights to acquire Warrant Stock or Warrant Stock issuable upon exercise of such rights unless and until (i) it shall have notified the Company of the proposed disposition and obtained the Company's prior consent in accordance with the terms above, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may be either inside or outside counsel to the Subscriber) satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Warrant Stock or Warrant Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Warrant Stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Subscriber at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Subscriber at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Subscriber or holder of a share of Warrant Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more certificates for the Warrant or for such shares of Warrant Stock not bearing any restrictive legend.

     SECTION 8.  Exchange of Warrant.  This Warrant is exchangeable, upon
                 -------------------
surrender hereof by the holder hereof at the office or agency of the Company designated in Section 1 hereof, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

     SECTION 9.  Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant
                 --------------------------------------------
is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

     SECTION 10.  Fractional Shares.  Fractional shares shall not be issued upon
                  -----------------
the exercise of this Warrant, but in any case where the Subscriber would, except for the provisions of this Section 10, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, cancel this Warrant and pay a sum in cash equal to the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company).

     SECTION 11.  Information by Subscriber.  Each Subscriber shall furnish to
                  -------------------------
the Company such information regarding such Subscriber as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance.

     SECTION 12.  Law Governing.  This Warrant shall be governed by, and
                  -------------
construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     SECTION 13.  Miscellaneous.
                  -------------

          (a) The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant shall be binding on any successors or assigns of the Company.

          (b) In any litigation, arbitration or court proceeding between the Company and the Subscriber relating hereto, the prevailing party shall be entitled to reasonable attorneys' fees and expenses and all reasonable costs of proceedings incurred in enforcing this Warrant.

          (c) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (provided that the original is sent by personal delivery or mail as hereinafter set forth) or seven days after deposit in the United States mail, addressed (i) to the Subscriber at 6111 North River Road, Rosemont, Illinois 60018, Attention: James Labe, Venture Group, cc:
     Legal Department, Attention: General Counsel (and/or if by facsimile, (847) 518-5465 and (847) 518-5088), or at such other address as the Subscriber may indicate in writing to the Company, and (ii) to the Company at 545 Long Wharf Drive, New Haven, Connecticut 06511, Attention: President (and/or by facsimile at (860) 624-3612), or at such other address as the Company may indicate in a notice given to its security holders.

          (d) In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Subscriber will not have an adequate remedy at law.

          (e) The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any terms of this Warrant, but will at all times in good faith assist in the carrying out of all terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Subscriber hereunder against impairment.

          (f) The covenants of the Company contained herein shall survive the execution and delivery of this Warrant.

          (g) In the event that any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

          (h) Any provision of this Warrant may be amended by a written instrument signed by the Company and by the Subscriber.

          (i) This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

          (j) Any provision of this Warrant which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     IN WITNESS WHEREOF, DSL.NET, INC. has caused this Warrant to be executed by its duly authorized officer, and this Warrant to be dated March 4, 1999.

                                        DSL.NET, INC.



                                        By: /s/ David F. Struwas
                                            --------------------
                                        Name: David F. Struwas
                                              ------------------
                                        Title:  President & CEO
                                                ----------------



ATTEST:


/s/ Paul K. Sun
-----------------
Name: Paul K. Sun